FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this "**Agreement**") is entered into as of October 26, 2022 (the "**Forbearance Effective Date**"), by and among SHF Holdings, Inc., a Delaware corporation ("**Safe Harbor**"), Partner Colorado Credit Union, a Colorado not for profit credit union ("**PCCU**"), and Luminous Capital USA Inc. ("**Luminous**"). Safe Harbor, PCCU, and Luminous are each individually referred to as a "**Party**" and collectively as the "**Parties**."

RECITALS

A. Safe Harbor and PCCU are among the parties to a Unit Purchase Agreement dated as of February 11, 2022 (the "**UPA**"), which includes three amendments: the "**First Amendment**" dated September 19, 2022, the "**Second Amendment**" dated September 22, 2022, and the "**Third Amendment**" dated September 28, 2022. The UPA, First Amendment, Second Amendment, and Third Amendment are collectively referred to as the "**Purchase Agreement**." Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

B. As part of the Purchase Agreement, PCCU agreed to defer a certain portion of the Cash Consideration, referred in the Third Amendment as the "**Deferred Cash Consideration**." PCCU has likewise deferred the payment of the Company Excess Cash and Transaction Expenses, and collectively with the Deferred Cash Consideration, the "**Deferred Obligation**."

C. In connection with the security for payment of the Deferred Cash Consideration, Luminous has agreed to escrow one million two hundred thousand (1,200,000) shares of Safe Harbor common stock as security for payment of the Deferred Cash Consideration, with the same being held in escrow until such time as the Deferred Cash Consideration is paid in full to PCCU.

D. The Parties have a mutual desire to ensure the success of Safe Harbor, and as such, PCCU has agreed to further defer all payments owed pursuant to the Purchase Agreement for a period of six (6) months from the date hereof while the Parties engage in good faith efforts to renegotiate the payment terms applicable to the Deferred Obligation (the "**Forbearance Period**").

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. **Forbearance.** Effective as of the Forbearance Effective Date, PCCU agrees that until the expiration or termination of the Forbearance Period, it will temporarily forbear from: (i) collecting any of the Deferred Obligation; (ii) indicating or noticing Safe Harbor or Luminous of a default on any obligations owed to PCCU with respect to the Deferred Obligation; and (iii) exercising any default-related rights and remedies related to the Deferred Obligation against Safe Harbor or Luminous.

2. **Good Faith Negotiations.** The Parties recognize and acknowledge that each of the Parties hereto is represented by counsel, and such Party received independent legal advice with respect to the advisability of entering into this Agreement. Each of the Parties acknowledges that the negotiations leading up to this Agreement were conducted regularly and at arm's length; this Agreement is made and executed by and of each Party's own free will; that each knows all of the relevant facts and his or its rights in connection therewith, and that he or it has not been improperly influenced or induced to make this settlement as a result of any act or action on the part of any party or employee, agent, attorney or representative of any party to this Agreement. The Parties further acknowledge that they entered into this Agreement because of their mutual desire to ensure the success of Safe Harbor, and to compromise permanently and settle the payment terms of the Deferred Obligation.

3. **General Cooperation from Safe Harbor.** Each Party shall, and shall use commercially reasonable efforts to cause its management and consultants to, cooperate fully with each other Party in furnishing information as may be reasonably requested.

4. **Forbearance Extension.** Any agreement to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of the Parties.

5. **Construction.** This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the Parties hereto. Neither the provisions of this Agreement nor any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any Party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction.

6. **Counterparts.** This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such Party, and any such facsimile or other electronic transmission shall be treated in all respects as having the same effect as an original signature.

7. **Governing Law.** The laws of the State of Colorado shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

8. **Final Agreement.** Other than the obligation of the Parties hereunder to negotiate the Deferred Obligation payment terms in good faith, no other modifications to the Purchase Agreement or the Deferred Obligation shall be binding on the Parties until such time as it is reduced to writing and executed by all Parties.

9. **Miscellaneous.** Each of the Parties hereto agree that the actions contemplated in this Agreement hereby constitute a contemporaneous exchange for new value. The Parties further acknowledge that time is of the essence with respect to the time for performance of the terms and conditions of this Agreement.

[Signature pages follow.]

SHF HOLDINGS, INC.

By: Sundie Seefried
Sundie Seefried (Oct 26, 2022 18:04 MDT)
Sundie Seefried, CEO

PARTNER COLORADO CREDIT UNION

By: Douglas M. Fagan
Douglas M. Fagan (Oct 27, 2022 00:01 EDT)
Douglas M. Fagan, CEO

LUMINOUS CAPITAL USA INC.

By: ______________________
Joshua Mann, Director

SHF HOLDINGS, INC.

By: ______________________________
Sundie Seefried, CEO

PARTNER COLORADO CREDIT UNION

By: ______________________________
Douglas M. Fagan, CEO

LUMINOUS CAPITAL USA INC.

By: ______________________________
Joshua Mann, Director